Exhibit 3.298

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:29 AM 10/29/2007
FILED 10:09 AM 10/29/2007
SRV 071162621 – 4447851 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is	Moberly Hospital Company, LLC

.

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington (New Castle County). The name of its Registered agent at such address is Corporation Service Company

.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Moberly Hospital Company, LLC this 26 day of October, 2007.

BY:	/s/ Robin J. Keck

Authorized Person(s)

NAME:	Robin J. Keck, Organizer
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:59 AM 12/28/2007
FILED 10:36 AM 12/28/2007
SRV 071369893 – 4447851 FILE

CERTIFICATE OF MERGER

MERGING

MOBERLY HOSPITAL, INC.

WITH AND INTO

MOBERLY HOSPITAL COMPANY, LLC

The undersigned limited liability company, formed and existing under and by virtue of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., does hereby certify that:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities in the merger are as follows:

Name	Jurisdiction of Formation or Organization
Moberly Hospital, Inc.	Missouri
Moberly Hospital Company, LLC	Delaware

SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved and executed by each of the constituent entities in accordance with the requirements of applicable law.

THIRD: The name of the surviving limited liability company is Moberly Hospital Company, LLC.

FOURTH: This Certificate of Merger, and the merger referenced herein, shall be effective as of 11:59 p.m. on December 31, 2007.

FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the surviving limited liability company. The address of such place of business of the surviving limited liability company is 4000 Meridian Blvd., Franklin, TN 37067.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any stockholder or member of, or any other person holding an interest in, either of the constituent entities in the merger.

[Signature Page Follows]

IN WITNESS WHEREOF, the surviving limited liability company has caused this Certificate of Merger to be duly executed in its name this 27th day of December, 2007.

MOBERLY HOSPITAL COMPANY, LLC

By:	/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Senior Vice President and Secretary
Authorized Person